EXHIBIT (11)

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                     NALCO CHEMICAL COMPANY AND SUBSIDIARIES



                                                                      Three Months Ended            Nine Months Ended
(Amounts in thousands,                                                  September 30                   September 30
except per share data)                                            1997             1996             1997            1996
                                                                  ------          ------           ------          -----


Primary

Average shares outstanding                                       66,792          67,393            66,811          67,318

Net effect of dilutive stock options and shares  contingently  issuable-based on the treasury stock method using
average market price                                                858             271               681             283
                                                                -------         -------           -------         -------


TOTALS                                                           67,650          67,664            67,492          67,601
                                                                =======         =======           =======         =======

Earnings from continuing operations                            $ 44,197        $ 40,990          $120,092        $105,468
Earnings from discontinued operations,
net of income taxes                                                 -             1,550               -             5,829
                                                               --------        --------          --------        --------

Net earnings                                                     44,197          42,540           120,092         111,297

Preferred stock dividends,
net of income taxes                                              (2,857)         (2,840)           (8,610)         (8,537)
                                                               --------        --------          --------        --------

Net earnings to
common shareholders                                            $ 41,340        $ 39,700          $111,482        $102,760
                                                               ========        ========          ========        ========

Per share amounts:
Earnings from continuing operations                             $  0.61         $  0.56           $  1.65         $  1.43
Earnings from discontinued operations,
net of income taxes                                                -               0.03              -               0.09
                                                               -------          -------          -------          -------

Net earnings to common shareholders                             $  0.61         $  0.59           $  1.65         $  1.52
                                                                =======         =======           =======         =======


                                                    EXHIBIT (11)

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                       NALCO CHEMICAL COMPANY AND SUBSIDIARIES



                                                                    Three Months Ended              Nine Months Ended
(Amounts in thousands,                                                 September 30                     September 30
except per share data)                                            1997             1996             1997             1996
                                                                 ------           ------           ------           -----

Fully Diluted

      Average shares outstanding                                 66,792           67,393           66,811          67,318

      Average dilutive effect of
      assumed conversion of ESOP
      convertible Preferred shares                                7,734            7,913            7,783           7,948

      Additional  shares assuming  exercise of dilutive stock options and shares contingently  issuable-based  on  the  treasury  stock  method  using  the quarter-end market price, if higher
      than average market price                                     870              404              910             427
                                                               --------         --------         --------        --------

          TOTALS                                                 75,396           75,710           75,504          75,693
                                                               ========         ========         ========        ========

  Earnings from continuing operations                          $ 44,197         $ 40,990         $120,092        $105,468
  Earnings from discontinued operations,
  net of income taxes                                               -              1,550              -             5,829
                                                               --------         --------         --------        --------

      Net earnings                                               44,197           42,540          120,092         111,297

      Additional ESOP contribution
      resulting from assumed
      conversion, net of income taxes                            (1,109)          (1,126)          (3,354)         (3,399)

  Tax adjustment on assumed
  common dividends                                                 (262)            (227)            (784)           (688)
                                                               --------         --------         --------        --------

      Net earnings to
  common shareholders                                          $ 42,826         $ 41,187         $115,954        $107,210
                                                               ========         ========         ========        ========

Per share amounts:
Earnings from continuing operations                             $  0.57         $  0.52           $  1.54         $  1.34
Earnings from discontinued operations,
net of income taxes                                                -               0.02              -               0.08
                                                               -------          -------          -------          -------

Net earnings to common shareholders                             $  0.57         $  0.54           $  1.54         $  1.42
                                                                =======         =======           =======         =======
